Exhibit 99.1
WM Technology, Inc. Reports Financial Results
For Third Quarter 2024

Net Income Increased 312% Year-Over-Year to $5.3 million
Cash Increased 31% from Year-End to $45.0 million
Adjusted EBITDA of $11.3 million Represents Eighth Consecutive Quarter of Adjusted EBITDA Profitability

Irvine, Calif.--(BUSINESS WIRE)--November 12, 2024-- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the third quarter ended September 30, 2024.
"Our third quarter results mark yet another consecutive period of strong financial performance and positive cash flow, underscoring the solid foundation our team has built," said Doug Francis, CEO of WM Technology. "In the two years since I returned to lead the Company, first as its Executive Chair and now as its CEO, we have become a much more focused organization. Our success is a direct result of the team’s hard work, and with our increasing cash and debt-free balance sheet, we are well-positioned to make strategic growth investments in our people and marketplace as we move into next year.”
"The fundamentals of our business continue to strengthen, as evidenced by our eighth consecutive quarter of Adjusted EBITDA profitability," said Susan Echard, CFO of WM Technology. "We are also encouraged by the recent trend in revenue, despite the effects from the strategic actions to sunset certain products last year. We are excited to build on this positive momentum as we set the stage for 2025."

Third Quarter 2024 Financial Highlights
•Net revenues of $46.6 million increased from $45.9 million in the prior quarter and decreased from $46.7 million in prior year period. The decrease from the prior year period was due to the impact on revenue related to the sunset of certain products in the fourth quarter of 2023, partially offset by growth in certain products.
◦Average monthly paying clients(1) of 5,100 increased from 5,045 in the prior quarter and decreased from 5,414 in the prior year period. The decrease from the prior year period was primarily driven by the impact on client count related to the sunset of the aforementioned products, as well as the removal of clients from our platform who have become delinquent and expected client churn due to continued industry challenges, such as price deflation and ongoing consolidation.
◦Average monthly net revenues per paying client(2) of $3,043 increased from $3,033 in the prior quarter and increased from $2,874 in the prior year period. The increase from the prior year period was due to sunset of certain products in December 2023, which had lower average monthly spending clients.
•Net income increased to $5.3 million from $1.2 million in the prior quarter and net loss of $2.5 million in the prior year period.
•Adjusted EBITDA(3) increased to $11.3 million from $10.1 million in the prior quarter and $10.7 million from the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 152.9 million as of September 30, 2024.
•Cash increased to $45.0 million as of September 30, 2024, as compared to $34.4 million as of December 31, 2023.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

______________________________
(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly net revenues per paying client is defined as the average monthly net revenues for any particular period divided by the average monthly paying clients in the same respective period. Average monthly net revenues per paying client is calculated in the same manner as our previously-reported “average monthly revenue per paying client,” and the description of the metric is being updated solely to clarify that it is calculated using net revenues. Average monthly net revenues per paying client has been retrospectively adjusted to reflect the restatement of previously reported net revenues.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.

Business Outlook
Based on information available as of November 12, 2024, WM Technology is issuing guidance for the fourth quarter of 2024 as follows:
•Net revenues are estimated to be approximately $46 million.
•Non-GAAP Adjusted EBITDA(3) is estimated to be approximately $7 million.
The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income (loss) without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. The Company’s results are based on assumptions that it believes to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Restatement of Previously Reported 2023 Quarterly Revenues and Credit Losses
The Company has restated its unaudited condensed Consolidated Statements of Operations for the period ended September 30, 2023 as follows (in thousands)

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Previously Reported	Adjustment	As Restated	Previously Reported	Adjustment	As Restated
Net revenues	$47,725	$(1,038)	$46,687	$146,584	$(5,058)	$141,526
General and administrative expenses	$19,189	$(1,038)	$18,151	$60,897	$(5,058)	$55,839
Total costs and expenses	$53,273	$(1,038)	$52,235	$152,497	$(5,058)	$147,439
The Company has restated its unaudited condensed Consolidated Statements of Cash Flows for period ended September 30, 2023 as follows (in thousands):

	Nine Months Ended September 30, 2023
	Previously Reported	Adjustment	As Restated
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision (recovery) for credit losses	$4,862	$(5,058)	$(196)

Changes in operating assets and liabilities:
Accounts receivable	$262	$5,058	$5,320

Investor Conference Call and Webcasts
The Company will host a conference call and webcast today, Tuesday, November 12, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/fw2hcour. A webcast replay will also be archived at ir.weedmaps.com.

The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 15 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.
Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, uncertain credit and global financial markets, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures and geopolitical events, including the military conflicts between Russia and Ukraine and Israel and Hamas and occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on May 24, 2024 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonus, legal settlements and other legal costs, reduction in force, asset impairment charges, change in TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash	$45,043	$34,350
Accounts receivable, net	7,907	11,158
Prepaid expenses and other current assets	6,409	5,978
Total current assets	59,359	51,486
Property and equipment, net	24,876	24,255
Goodwill	68,368	68,368
Intangible assets, net	2,091	2,507
Right-of-use assets	15,513	15,629
Other assets	3,361	4,776
Total assets	$173,568	$167,021
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$16,533	$21,182
Deferred revenue	5,765	5,918
Operating lease liabilities, current	4,088	6,493
Tax receivable agreement liability, current	1,396	122
Total current liabilities	27,782	33,715
Operating lease liabilities, non-current	26,912	26,550
Tax receivable agreement liability, non-current	1,730	1,634
Warrant liability	390	585
Other long-term liabilities	1,764	1,386
Total liabilities	58,578	63,870
Commitments and contingencies
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 97,376,026 shares issued and outstanding at September 30, 2024 and 94,383,053 shares issued and outstanding at December 31, 2023	10	9
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 55,486,361 shares issued and outstanding at September 30, 2024 and December 31, 2023	5	5
Additional paid-in capital	88,762	80,884
Accumulated deficit	(59,230)	(64,518)
Total WM Technology, Inc. stockholders’ equity	29,547	16,380
Noncontrolling interests	85,443	86,771
Total stockholders’ equity	114,990	103,151
Total liabilities and stockholders’ equity	$173,568	$167,021

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 As Restated[1]	2024	2023 As Restated[1]
Net revenues	$46,552	$46,687	$136,844	$141,526

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,182	3,015	6,729	9,748
Sales and marketing	9,671	11,544	30,374	36,171
Product development	9,484	7,748	28,355	27,882
General and administrative	16,494	18,151	51,549	55,839
Depreciation and amortization	3,517	3,395	9,641	9,417
Asset impairment charges	—	8,382	—	8,382
Total costs and expenses	41,348	52,235	126,648	147,439
Operating income (loss)	5,204	(5,548)	10,196	(5,913)
Other income (expenses), net
Change in fair value of warrant liability	585	(460)	195	(780)
Change in tax receivable agreement liability	(548)	(69)	(1,486)	(689)
Other income (expense)	98	3,565	(362)	2,884
Income (loss) before income taxes	5,339	(2,512)	8,543	(4,498)
Provision for income taxes	21	—	72	—
Net income (loss)	5,318	(2,512)	8,471	(4,498)
Net income (loss) attributable to noncontrolling interests	1,986	(974)	3,183	(1,711)
Net income (loss) attributable to WM Technology, Inc.	$3,332	$(1,538)	$5,288	$(2,787)

Class A Common Stock:
Basic income (loss) per share	$0.03	$(0.02)	$0.06	$(0.03)
Diluted income (loss) per share	$0.03	$(0.02)	$0.05	$(0.03)

Class A Common Stock:
Weighted average basic shares outstanding	97,166,788	93,651,871	95,743,064	92,947,191
Weighted average diluted shares outstanding	97,811,251	93,651,871	96,761,731	92,947,191
___________________________
1. For the three and nine months ended September 30, 2023, net revenues and general and administrative expenses have been retrospectively adjusted to reflect the restatement of previously reported revenue and credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended September 30, 2024 filed with the SEC.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023 As Restated[1]
Cash flows from operating activities
Net income (loss)	$8,471	$(4,498)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,641	9,417
Change in fair value of warrant liability	(195)	780
Change in tax receivable agreement liability	1,486	689
Amortization of right-of-use lease assets	3,284	3,666
Asset impairment charges	—	8,382
Stock-based compensation	7,172	10,389
Gain on lease termination	(109)	—
Discharge of a holdback obligation related to a prior acquisition	—	(3,705)
Provision (recovery) for credit losses	(295)	(196)
Changes in operating assets and liabilities:
Accounts receivable	3,546	5,320
Prepaid expenses and other current assets	(439)	2,419
Other assets	1,029	21
Accounts payable and accrued expenses	(1,169)	(15,439)
Deferred revenue	(153)	(167)
Operating lease liabilities	(4,994)	(4,668)
Net cash provided by operating activities	27,275	12,410

Cash flows from investing activities
Capitalized software and expenditures	(9,499)	(8,870)
Net cash used in investing activities	(9,499)	(8,870)

Cash flows from financing activities
Repayments of insurance premium financing	—	(1,450)
Distributions	(7,250)	(3,233)
Proceeds from repayment of related party note	286	286
Tax receivable agreement payment	(116)	—
Taxes paid related to net share settlement of equity awards	(3)	(5)
Net cash used in financing activities	(7,083)	(4,402)

Net increase (decrease) in cash	10,693	(862)
Cash – beginning of period	34,350	28,583
Cash – end of period	$45,043	$27,721
___________________________
1. For the nine months ended September 30, 2023, provision (recovery) for credit losses and change in accounts receivable have been retrospectively adjusted to reflect the restatement of previously reported revenue and credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended September 30, 2024 filed with the SEC.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$5,318	$(2,512)	$8,471	$(4,498)
Provision for income taxes	21	—	72	—
Depreciation and amortization expenses	3,517	3,395	9,641	9,417
Interest income	(280)	(11)	(331)	(23)
EBITDA	8,576	872	17,853	4,896
Stock-based compensation	1,601	2,297	7,172	10,389
Change in fair value of warrant liability	(585)	460	(195)	780
Transaction related bonus expense	—	833	—	3,400
Legal settlements and other legal costs	1,172	1,470	4,685	3,003
Reduction in force (recovery) expense	—	(7)	—	194
Asset impairment charges	—	8,382	—	8,382
Discharge of a holdback obligation related to a prior acquisition	—	(3,705)	—	(3,705)
Change in tax receivable agreement liability	548	69	1,486	689
Adjusted EBITDA	$11,312	$10,671	$31,001	$28,028

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com